Exhibit 99.1

United States 12 Month Oil Fund, LP

Monthly Account Statement

For the Month Ended March 31, 2025

Statement of Income (Loss)
Income
Realized Trading Gain (Loss) on Commodity Futures	$(346,290)
Unrealized Gain (Loss) on Market Value of Commodity Futures	1,379,950
Dividend Income	71,064
Interest Income	88,194
Total Income (Loss)	$1,192,918

Expenses
General Partner Management Fees	$23,316
Professional Fees	5,892
Brokerage Commissions	399
Directors' Fees and insurance	620
License fees	583
Total Expenses	$30,810
Net Income (Loss)	$1,162,108

Statement of Changes in Net Asset Value
Net Asset Value Beginning of Month 3/1/25	$46,605,728
Net Income (Loss)	1,162,108

Net Asset Value End of Month	$47,767,836
Net Asset Value Per Share (1,250,000 Shares)	$38.21

To the Limited Partners of United States 12 Month Oil Fund, LP:

Pursuant to Rule 4.22(h) under the Commodity Exchange Act, the undersigned represents that, to the best of his knowledge and belief, the information contained in the Account Statement for the month ended March 31, 2025 is accurate and complete.

/s/ Stuart P. Crumbaugh
Stuart P. Crumbaugh
Chief Financial Officer
United States Commodity Funds LLC, General Partner of United States 12 Month Oil Fund, LP

United States Commodity Funds LLC
1850 Mt. Diablo Boulevard, Suite 640
Walnut Creek, CA 94596